EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411 Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP

September 30, 2013	QUARTERLY REPORT

Dear Shareholder:

Net income for the third quarter of 2013 continues to be strong at $4,689,000, albeit 14.65% less than the third quarter of 2012. Our Return on Average Assets (ROAA) of 1.55% remains near the top of our peer group. As I have previously reported, the Federal Reserve Bank’s desire to hold interest rates at historic lows has resulted in continued margin compression. Margin compression is the major factor in our lower net income. Third quarter 2013 non-interest income was $171,000 higher than third quarter 2012. While non-interest expenses were $384,000 higher during the third quarter 2013 compared to third quarter 2012, that amount included $694,000 additional professional fees as the result of a consulting engagement in which the consulting firm identified recommendations for potential increases in revenues with an estimated annual total pre-tax benefit of approximately $1.3 million.

The balance sheet remains relatively unchanged as the current interest rate environment provides little opportunity to leverage our capital to increase net interest income without accepting undue credit and interest rate risk.

Dividends year-to-date have been 75 cents per share, an increase of 25.0% over the prior year. The current dividend provides a very attractive yield of 5.02% based on the last trade of the quarter.

As we enter the final quarter of 2013, we see many of the challenges that we have experienced during the first nine months of the year, including continued margin compression, increased regulatory costs as the result of Dodd-Frank and weak loan demand. We remain confident that Citizens & Northern is well positioned to continue to produce solid financial results.

I solicit your continued support and welcome your questions and comments.

Charles H. Updegraff, Jr.

Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Charles H. Updegraff, Jr. - Chairman

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810
3 Main Street, CANISTEO, NY 14823
10 N Main Street, COUDERSPORT, PA 16915
111 Main Street, DUSHORE, PA 18614
563 Main Street, EAST SMITHFIELD, PA 18817
104 Main Street, ELKLAND, PA 16920
135 East Fourth Street, EMPORIUM, PA 15834
6250 County Route 64, HORNELL, NY 14843
230-232 Railroad Street, JERSEY SHORE, PA 17740
102 E. Main Street, KNOXVILLE, PA 16928
514 Main Street, LAPORTE, PA 18626
4534 Williamson Trail LIBERTY, PA 16930
1085 S. Main Street, MANSFIELD, PA 16933
612 James Monroe Avenue, MONROETON, PA 18832
3461 Rte.405 Highway, MUNCY, PA 17756
100 Maple Street, PORT ALLEGANY, PA 16743
24 Thompson Street, RALSTON, PA 17763
1827 Elmira Street, SAYRE, PA 18840
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702
41 Main Street, TIOGA, PA 16946
428 Main Street, TOWANDA, PA18848
Court House Square, TROY, PA 16947
90-92 Main Street, WELLSBORO, PA 16901
130 Court Street, WILLIAMSPORT, PA 17701
1510 Dewey Ave., WILLIAMSPORT, PA 17702
Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION

(In Thousands, Except Per Share Data) (Unaudited)

	3RD	2ND	3RD	9 MONTHS ENDED
	QUARTER	QUARTER	QUARTER	SEPTEMBER 30,
	2013	2013	2012	2013	2012
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$12,027	$12,355	$13,836	$37,029	$43,141
Interest Expense	1,396	1,415	2,228	4,411	7,131
Net Interest Income	10,631	10,940	11,608	32,618	36,010
Provision for Loan Losses	239	66	236	488	421
Net Interest Income After Provision for Loan Losses	10,392	10,874	11,372	32,130	35,589
Other Income	4,293	4,191	4,122	12,327	12,056
Net Gains on Available-for-sale Securities	193	100	2,430	1,452	2,631
Loss on Prepayment of Borrowings	0	0	2,190	1,023	2,333
Other Noninterest Expenses	8,610	8,520	8,226	25,683	24,960
Income Before Income Tax Provision	6,268	6,645	7,508	19,203	22,983
Income Tax Provision	1,579	1,671	2,014	4,834	6,217
Net Income	$4,689	$4,974	$5,494	$14,369	$16,766

PER COMMON SHARE DATA:
Net Income – Basic	$0.38	$0.40	$0.45	$1.16	$1.37
Net Income – Diluted	$0.38	$0.40	$0.45	$1.16	$1.37
Dividend Per Share	$0.25	$0.25	$0.22	$0.75	$0.60
Number Shares Used in Computation - Basic	12,363,887	12,342,755	12,244,797	12,342,706	12,225,895
Number Shares Used in Computation - Diluted	12,396,902	12,369,311	12,270,685	12,371,927	12,252,357

CONDENSED, CONSOLIDATED BALANCE SHEET DATA

(In Thousands, Except Per Share Data) (Unaudited)

	SEPT. 30,	JUNE 30,	SEPT. 30,
	2013	2013	2012
ASSETS
Cash & Due from Banks	$43,247	$35,776	$42,496
Available-for-sale Securities	475,650	470,068	487,314
Loans Held for Sale	801	725	3,846
Loans, Net	641,345	647,772	690,357
Intangible Assets	12,042	12,055	12,098
Other Assets	59,867	61,948	73,898
TOTAL ASSETS	$1,232,952	$1,228,344	$1,310,009

LIABILITIES
Deposits	$963,465	$950,769	$1,013,010
Repo Sweep Accounts	4,833	4,387	4,657
Total Deposits and Repo Sweeps	968,298	955,156	1,017,667
Borrowed Funds	73,405	85,472	104,954
Other Liabilities	10,043	8,355	7,242
TOTAL LIABILITIES	1,051,746	1,048,983	1,129,863

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	178,838	176,681	168,320
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	2,520	2,832	12,278
Defined Benefit Plans	(152)	(152)	(452)
TOTAL SHAREHOLDERS' EQUITY	181,206	179,361	180,146
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,232,952	$1,228,344	$1,310,009

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data) (Unaudited)

	9 MONTHS ENDED		%
	SEPTEMBER 30,		INCREASE
	2013	2012	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$14,369	$16,766	-14.30%
Return on Average Assets	1.55%	1.70%	-8.82%
Return on Average Equity	10.57%	12.85%	-17.74%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,232,952	$1,310,009	-5.88%
Available-for-Sale Securities	475,650	487,314	-2.39%
Loans (Net)	641,345	690,357	-7.10%
Allowance for Loan Losses	7,130	7,792	-8.50%
Deposits and Repo Sweep Accounts	968,298	1,017,667	-4.85%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold with Servicing Retained	138,074	83,205	65.94%
Trust Assets Under Management	760,964	707,571	7.55%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$1.16	$1.37	-15.33%
Net Income - Diluted	$1.16	$1.37	-15.33%
Dividends	$0.75	$0.60	25.00%
Common Book Value	$14.65	$14.70	-0.34%
Tangible Common Book Value	$13.67	$13.71	-0.29%
Market Value (Last Trade)	$19.94	$19.61	1.68%
Market Value / Common Book Value	136.11%	133.40%	2.03%
Market Value / Tangible Common Book Value	145.87%	143.03%	1.98%
Price Earnings Multiple	12.89	10.74	20.02%
Dividend Yield	5.02%	4.08%	23.04%
Common Shares Outstanding, End of Period	12,372,133	12,254,759	0.96%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	13.86%	12.95%	7.03%
Nonperforming Assets / Total Assets	0.83%	0.79%	5.06%
Allowance for Loan Losses / Total Loans	1.10%	1.12%	-1.79%
Total Risk Based Capital Ratio (a)	26.17%	22.98%	13.88%
Tier 1 Risk Based Capital Ratio (a)	24.90%	21.74%	14.54%
Leverage Ratio (a)	13.71%	12.03%	13.97%

AVERAGE BALANCES
Average Assets	$1,238,213	$1,311,347	-5.58%
Average Equity	$181,293	$174,002	4.19%

(a) Capital ratios for the most recent period are estimated.